As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hess Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-4921002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Hess Corporation

2017 Long-Term Incentive Plan

(Full title of the plan)

Timothy B. Goodell

Senior Vice President and General Counsel

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

(Name and address of agent for service)

(212) 997-8500

(Telephone number, including area code, of agent for service)

Copy to:

David M. Johansen

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00	13,500,000(1)	$41.33(2)	$557,955,000(2)	$64,666.98

(1)	Represents 13,500,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of Hess Corporation (the “Registrant”), which were reserved for issuance under the Registrant’s 2017 Long-Term Incentive Plan (the “2017 Incentive Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of shares that may be offered and sold as a result of anti-dilution provisions described in the 2017 Incentive Plan. Common Stock available for issuance under the Registrant’s 2008 Long-Term Incentive Plan (as amended, the “2008 Incentive Plan”) and registered on May 16, 2008, May 25, 2010, May 25, 2012 and June 12, 2015 on Form S-8 (Registration Nos. 333-150992, 333-167076, 333-181704 and 333-204929, respectively) (the “Prior Registration Statements”) with the Securities and Exchange Commission may also be eligible for issuance under the 2017 Incentive Plan to the extent such Common Stock was not awarded under the 2008 Incentive Plan as of June 7, 2017 or was subject to outstanding stock options or other awards under the 2008 Incentive Plan as of June 7, 2017 but becomes available for the grant of awards under the 2017 Incentive Plan to the extent the shares underlying such outstanding stock options or awards are not issued because they are forfeited or settled or terminate without a distribution of shares of Common Stock. Such shares of Common Stock are being made available for issuance under the 2017 Incentive Plan pursuant to a contemporaneously filed post-effective amendment to the Prior Registration Statements.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 26, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the 2017 Incentive Plan as may be required by Rule 428(b). Such documents are not required to be and are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including information specifically incorporated by reference into the Form 10-K from the Registrant’s Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed with the Commission on April 28, 2017;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 6, 2017, March 24, 2017 and June 13, 2017; and

(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 (No. 333-202379) filed pursuant to the Securities Act on February 27, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed on Form 8-K.

The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Corporate Secretary of the Registrant at its principal offices, 1185 Avenue of the Americas, New York, New York 10036, telephone (212) 997-8500.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable. The Registrant’s common stock is registered under Section 12 of the Exchange Act.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The General Corporation Law of the State of Delaware (DGCL) provides that a corporation is required to indemnify its present or former directors and officers against the actual and reasonable expenses (including attorneys’ fees) incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

As permitted by the DGCL, the Registrant’s by-laws provide that every person who is or was a director, officer or employee of the Registrant, or of any other corporation which he serves or served as such at the request of the Registrant, shall, in accordance with the by-laws of the Registrant but not if prohibited by law, be indemnified by the Registrant against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Registrant or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Registrant or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred. To be entitled to indemnification, those persons must have been wholly successful in the claim, action, suit or proceeding or the board of directors must have determined, based upon a written finding of independent legal counsel or other disinterested person or persons selected by the board of directors, that such persons acted in good faith in what they reasonably believed to be the best interest of the Registrant and, in addition, with respect to any criminal action or proceeding, reasonably believed that his conduct was lawful.

The Registrant’s by-laws authorize the Registrant to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he will repay the same if it is ultimately determined that he is not entitled to indemnification or, if it is ultimately determined that he is to be indemnified under the Registrant’s by-laws, to the extent that the advance exceeds the amount of the indemnification.

The rights of indemnification provided by the by-laws of the Registrant are not exhaustive and are in addition to any rights to which a director, officer or employee may otherwise be entitled by contract or as a matter of law.

In addition, pursuant to the DGCL, the Registrant’s restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability which would otherwise exist under applicable law (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant maintains a standard policy of officers’ and directors’ liability insurance.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2017.

HESS CORPORATION

By:	/s/ John P. Rielly
Name:	John P. Rielly
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John B. Hess, Timothy B. Goodell and John P. Rielly, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations or requirements of the Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Registrant) to (i) the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Commission registering shares of Common Stock of the Registrant reserved for issuance pursuant to the Hess Corporation 2017 Long-Term Incentive Plan, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments); and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John B. Hess John B. Hess	Director and Chief Executive Officer (Principal Executive Officer)	June 30, 2017

/s/ John P. Rielly John P. Rielly	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2017

/s/ James H. Quigley James H. Quigley	Chairman of the Board and Director	June 30, 2017

/s/ Rodney F. Chase Rodney F. Chase	Director	June 30, 2017

/s/ Terrence J. Checki Terrence J. Checki	Director	June 30, 2017

/s/ Leonard S. Coleman, Jr. Leonard S. Coleman, Jr.	Director	June 30, 2017

/s/ Edith E. Holiday Edith E. Holiday	Director	June 30, 2017

/s/ Risa Lavizzo-Mourey, MD Risa Lavizzo-Mourey, MD	Director	June 30, 2017

/s/ Marc S. Lipschultz Marc S. Lipschultz	Director	June 30, 2017

/s/ David McManus David McManus	Director	June 30, 2017

/s/ Kevin O. Meyers, Ph.D. Kevin O. Meyers, Ph.D.	Director	June 30, 2017

/s/ Fredric G. Reynolds Fredric G. Reynolds	Director	June 30, 2017

/s/ William G. Schrader William G. Schrader	Director	June 30, 2017

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of White & Case LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of DeGolyer and MacNaughton.

23.3	Consent of White & Case LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the Signature Page of this Registration Statement).

99.1	2017 Long-Term Incentive Plan of the Registrant, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 13, 2017.